Exhibit 99.1
American Railcar Industries, Inc. February 2011

Forward Looking Disclaimer Agile Responsive Innovative Safe Harbor Statement This presentation contains statements relating to our expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Forward-looking statements represent the Company's estimates and assumptions only as of the date of this presentation. Such statements include, without limitation, any financial or other information included herein based upon or otherwise incorporating judgments or estimates based upon future performance or events, statements regarding our strategic objectives and long-term strategies, statements regarding our joint ventures, statements regarding potential improvements in the railcar industry, the potential for increased order activity, anticipated future production rates and any implication that the Company's backlog may be indicative of future revenue. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Other potential risks and uncertainties include, among other things: the impact of the current economic downturn, adverse market conditions and restricted credit markets, and the impact of the continuation of these conditions; our reliance upon a small number of customers that represent a large percentage of our revenues and backlog; the health of and prospects for the overall railcar industry; our prospects in light of the cyclical nature of the railcar manufacturing business and the current economic environment; anticipated trends relating to our shipments, revenues, financial condition or results of operations; our ability to manage overhead and production slowdowns; the highly competitive nature of the railcar manufacturing industry; fluctuating costs of raw materials, including steel and railcar components and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials the Company uses in railcar manufacturing; anticipated production schedules for our products and the anticipated financing needs, construction and production schedules of our joint ventures; risks associated with international operations and joint ventures; the international economic and political risks related to our joint ventures' current and potential international operations; the risk of lack of acceptance of our new railcar offerings by our customers and the risk of initial production costs for our new railcar offerings being significantly higher than expected; the risk of the lack of customers entering into new railcar leases; the sufficiency of our liquidity and capital resources; the conversion of our railcar backlog into revenues; compliance with covenants contained in our unsecured senior notes; the impact and anticipated benefits of any acquisitions we may complete; the impact and costs and expenses of any litigation we may be subject to now or in the future; the ongoing benefits and risks related to our relationship with Mr. Carl Icahn (the chairman of our board of directors and, through his holdings of Icahn Enterprises LP, our principal beneficial stockholder) and certain of his affiliates; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this presentation, whether as a result of new information, future events or otherwise.

Leadership Agile Responsive Innovative James Cowan - President and CEO Chief Executive Officer since April 2009 Executive Vice President and Chief Operating Officer from December 2005 - April 2009 32 years of industry experience President and COO - Maverick Tube Corporation President and CEO - Vall0urec & Mannesmann

Our senior operations management team has an average of over 25 years of relevant industry experience Management Team Agile Responsive Innovative Leadership

Cyclical Industry Trends Note: Amounts in 000's Source: Global Insight Freight Car Outlook Source (2010 Shipments): ARCI 4th Quarter Reporting Statistics Agile Responsive Innovative (CHART) Shipments of New Freight Railcars

Industry Trends (CHART) (CHART) (CHART) (CHART) Note: We have built and sold a prototype intermodal railcar and aluminum coal railcar bottom discharge rotary dump, and have the ability to build these products at our railcar manufacturing facilities. Covered Hopper Delivery Trends Tank Railcar Delivery Trends Intermodal Delivery Trends Aluminum Coal Railcar Delivery Trends Agile Responsive Innovative Note: Amounts in 000's Source: Global Insight Freight Car Outlook. Source (2010 Shipments): ARCI 4th Quarter Reporting Statistics

Freight Railcar Market Overview (CHART) Our Company's main focus is in the two largest segments of the railcar industry: covered hopper and tank railcars, which accounted for 68% of the new freight railcars delivered in the 12 months ended December 31, 2010. Industry Railcar Backlog as of 12/31/2010 Industry Railcar Deliveries TTM 12/31/2010 Agile Responsive Innovative (CHART) Source: ARCI 4th Quarter Reporting Statistics

Key Railcar Markets Hopper Railcars - Largest product segment of new shipments in the railcar industry. Product offerings include carbon or stainless steel railcars that can carry: Plastic pellet Grain (including DDG) Cement Frac sand Food service Potash Tank Railcars - Second largest product segment of new shipments in the railcar industry. Product offerings include general service or pressurized, coiled, lined and insulated and capable of transporting: Chemicals Propane Ethanol Asphalt Corn Syrup Agile Responsive Innovative

Other Railcar Markets Agile Responsive Innovative Pressureaide(r) Intermodal Well Car Iron Ore Car Mill Gondola Car ROTOFLOW(tm) Coal Car

ARI Today Agile Responsive Innovative ARI's Footprint

Main Facilities Strategic locations Near customers and major rail lines Flexible and vertically integrated facilities Produce multiple railcar types Painting/lining capabilities Rolling mill and fabrication plant Non-union workforce Ability to change manpower quickly to control cost Railcar Components Wheel and axle assembly plant Tank head press Component manufacturing facilities with extensive railcar component product line Aluminum and steel foundry plants Axle Manufacturing Joint Venture (Axis, LLC) Castings Joint Venture (Ohio Castings, LLC) Agile Responsive Innovative Flexible Railcar Manufacturing Plants Component Manufacturing Plants

Preferential Access to Components Vertically integrated supply chain provides ARI cost savings Manufacture valves, discharge outlets, manway covers, and valve body castings for industrial and railroad customers Maintain extensive joint venture and other strategic sourcing arrangements Ohio Castings, LLC (ARI 33% owner) Joint venture that manufactures bolsters, sideframes, couplers, yokes Joint venture is temporarily idle Axis, LLC (ARI 42% owner) Joint venture that manufactures railcar axles Agile Responsive Innovative

Agile Responsive Innovative Freight Railcar Joint Ventures Axle manufacturing joint venture Produces and ships axles both domestically and internationally ARI owns 42% Located next to ARI's Paragould railcar facility Castings Manufacturing Joint Venture Capacity to Produce sideframes, bolsters and other railcar components ARI owns 33% Located in Alliance, Ohio Joint venture is temporarily idle Axis, LLC Ohio Castings, LLC

International Joint Venture Indian Railcar Manufacturing Joint Venture ARI owns 50% Facility is under construction G 93 certification 3Q-11 Expected first prototype produced second half 2011 Agile Responsive Innovative Amtek Railcar Industries, Private Limited

Complementary Railcar Services to Diversify Revenue Mix Integrated offering provides ARI with insights into customers' needs and a revenue stream not dependent on railcar production cycle Railcar repair & refurbishment light/heavy railcar repairs exterior painting interior lining and cleaning safety valve testing railcar inspections wheel and axle replacement railcar certification Railcar fleet management services mileage accounting rolling stock taxes regulatory compliance engineering services online service access maintenance planning Corporate Headquarters Full service Shops Mini Shop/Mobile Units Agile Responsive Innovative ARI Railcar Services Offering Repair Locations

Monthly Operation Meetings Shared Best Practices Flexible Mfg. Facilities Internal Source of Components High Quality Products & Services ARI's Key Processes Open communication among executives, management and plant personnel allows for efficient operations and all employees striving to achieve one common goal of providing a high quality product or service that exceeds our customers' expectations. Agile Responsive Innovative Providing Customer Solutions

Agile Responsive Innovative Growth History 2006 2007 2008 2009 January IPO Purchase of Custom Steel Fabrication facility at Paragould Capacity expansion at Marmaduke New Flexible railcar production line at Marmaduke became operational Formed Axis, LLC Joint Venture for axle manufacturing Wheel & Axle Assembly Shop began operation Tank Head Press began operation Formed Joint Venture for India railcar production Record Revenue of $800 million, record EBITDA* and record railcar shipments of nearly 8,000 Sarnia Repair paint and lining shop expansion Longview Repair tank railcar lining shop expansion Start up of Axis, LLC Joint Venture * Please see reconciliation of net earnings to EBITDA on exhibit A.

Objectives and Long-Term Strategies Agile Responsive Innovative

India Joint Venture construction is underway Production of iron ore railcars 2010 India Joint Venture operations start-up expected Evaluating CIS opportunities Leasing of ARI railcars 2011 Growth Projects Agile Responsive Innovative

2008 Records Revenues Railcar Shipments EBITDA* plus...... Repair Expansions Axis, LLC Axle Joint Venture Tank Head Press Marmaduke Expansion New Car Types Introduced India Joint Venture Railcar Leasing Growth and Cost Reduction Initiatives Agile Responsive Innovative Wheel & Axle Assembly * Please see reconciliation of net earnings to EBITDA on exhibit A. Potential CIS Opportunities

Agile Responsive Innovative (CHART) Our Financial History Revenue ($mil) Segment Revenue (2009) EBITDA ($mil) * CAPEX (CHART) (CHART) (CHART) *Adjusted to exclude short-term investment activity and stock based compensation expense. Please see reconciliation of net earnings to EBITDA on Exhibit A.

Agile Responsive Innovative (CHART) Quarterly Financial Comparison Revenue ($mil) Segment Revenue (Q3 2010) EBITDA ($mil) * CAPEX (CHART) (CHART) (CHART) *Adjusted to exclude short-term investment activity and stock based compensation expense. Please see reconciliation of net earnings to EBITDA on Exhibit A.

Exhibit A – EBITDA Reconciliation

In Thousands, unaudited

Agile Responsive Innovative

Annual Reconciliation

	2004	2005	2006	2007	2008	2009
Net (loss) earnings	$ 1,921	$ 14,768	$ 35,204	$ 37,264	$ 31,382	$ 15,458
Income tax (benefit) expense	2,191	9,356	20,752	22,104	18,403	6,568
Interest expense	3,667	4,846	1,372	17,027	20,299	20,909
Interest income	(4,422)	(1,658)	(1,504)	(13,829)	(7,835)	(6,613)
Depreciation	5,865	6,521	10,674	14,085	20,148	23,405
EBITDA	$ 9,222	$ 33,833	$ 66,498	$ 76,651	$ 82,397	$ 59,727
Expense related to stock option compensation	$ -	$ -	$ 8,116	$ 1,628	$ 109	$ -
Expense (income) related to stock appreciation rights compensation	-	-	-	299	(47)	1,174
Gain on asset conversion, net	-	-	(4,323)	-	-	-
Retirement benefit plan expense	-	10,911	-	-	-	-
Other income on short-term investment activity	-	-	-	-	(3,657)	(20,858)
Adjusted EBITDA	$ 9,222	$ 44,744	$ 70,291	$ 78,578	$ 78,802	$ 40,043

Quarterly Reconciliation

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010
Net (loss) earnings	$ 2,726	$ 1,132	$ 1,092	$ 10,508	$ (7,023)	$ (5,882)	$ (6,252)
Income tax (benefit) expense	1,743	724	(1,223)	5,324	(4,396)	(3,683)	(3,890)
Interest expense	5,140	5,136	5,286	5,347	5,321	5,319	5,316
Interest income	(1,183)	(1,802)	(1,925)	(1,703)	(730)	(769)	(1,058)
Depreciation	5,644	5,969	5,864	5,928	5,915	5,986	5,876
EBITDA	$ 14,070	$ 11,159	$ 9,094	$ 25,404	$ (913)	$ 971	$ (8)
Expense (income) related to stock appreciation rights compensation	(35)	236	651	322	700	121	1,532
Other (income) loss on short-term investment activity	96	(13)	(3,115)	(17,826)	(81)	(298)	-
Adjusted EBITDA	$ 14,131	$ 11,382	$ 6,630	$ 7,900	$ (294)	$ 794	$ 1,524

EBITDA represents net (loss) earnings before income tax (benefit) expense, interest expense (income), net of depreciation of property, plant and equipment. The Company believes EBITDA is useful to investors in evaluating ARI's operating performance compared to that of other companies in the same industry. In addition, ARI's management uses EBITDA to evaluate operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company's business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Accordingly, when analyzing the Company's operating performance, investors should not consider EBITDA in isolation or as a substitute for net (loss) earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Adjusted EBITDA represents EBITDA before share based compensation expense related to stock appreciation rights (SARs), and before gains or losses on investments and derivative instruments. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance, and management also uses Adjusted EBITDA for that purpose. Our SARs (which settle in cash) are revalued each period based upon changes in our stock price. Management believes that eliminating the expense associated with our stock based compensation, investments and derivatives allows us and our investors to understand better our operating results independent of financial changes caused by the fluctuating price and value of our common stock, investments and derivative instruments. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net (loss) earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Exhibit A - EBITDA Reconciliation Agile Responsive Innovative

Key Investment Considerations Increasing International Presence Quality Leader Flexible Manufacturing Established Largest Freight Railcar Segments Skilled Railcar Mfg. Workforce Agile Responsive Innovative Agile Responsive Innovative

AGILE - Begin with a half century Old car of riveted construction and a manual chain operated gate mechanism. RESPONSIVE - Utilize state-of-the-art 3D computer modeling to confirm the design, perform stress analysis, and ensure ease of manufacturing. INNOVATIVE - Build and deliver a production run of a modern car of welded construction and an automatic gate operating system.

INNOVATIVE Agile Responsive Innovative AGILE Responsive A R I